                                                                    EXHIBIT 99.9



                             COVALENT PARTNERS, LLC

                              STOCKHOLDER AGREEMENT


        THIS STOCKHOLDER AGREEMENT (the "Agreement") is made and entered into as of January __, 2000, by and among COVALENT PARTNERS, LLC, a Delaware limited liability company (the "Covalent Partners"), and each of the persons and entities listed on EXHIBIT A hereto (each referred to herein as a "Purchaser" and collectively as the "Purchasers").

                                    RECITALS

        WHEREAS, Covalent Partners is the beneficial owner of Common Stock of Covalent Group, Inc. (the "Company");

        WHEREAS, Covalent Partners has executed a promissory note (the "Promissory Note") in favor of each of the Purchasers, that provides that, if Covalent Partners elects to exercise the option to purchase all of the shares of Common Stock of Covalent Group, Inc. (the "Company") subject to exercise under the Option Agreement by and between Covalent Partners and Bruce LaMont, dated November 1, 1999 (the "Option Agreement"), then Covalent Partners shall deliver in full payment of the Promissory Note the number of shares of Common Stock of the Company (individually and collectively, the "Shares") set forth opposite such Purchasers' name on EXHIBIT A attached hereto (the "Transaction");

        WHEREAS, in connection with the consummation of the Transaction, the parties desire to enter into this Agreement in order to grant registration, drag along and co-sale rights to the Purchasers and to agree to a lock-up and voting of their Shares;

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

        1.     DEFINITIONS.

               (a) "Change of Control" shall mean (a) the acquisition of all or substantially all of the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization, in either case, in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity acquiring such assets or surviving such transaction.

               (b) "Co-Sale Stock" shall mean shares of the Company's Common Stock now beneficially owned or subsequently acquired by Covalent Partners or the Purchasers by gift, purchase, dividend, option exercise or any other means.

               (c) "Common Stock" shall mean the Company's Common Stock and shares of Common Stock issued or issuable upon exercise of any option, warrant or other security or right of any kind convertible into or exchangeable for Common Stock.



                                       1.
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               (d) For the purpose of this Agreement, the term "Transfer" shall include any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, of any of the Co-Sale Stock prior to May 15, 2000.

        2. TRANSFERS BY COVALENT PARTNERS. If Covalent Partners proposes to Transfer any shares of Co-Sale Stock then Covalent Partners shall promptly give written notice (the "Notice") simultaneously to each of the Purchasers at least fifteen (15) days prior to the closing of such Transfer. The Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of shares of Co-Sale Stock to be transferred, the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the Transfer is being made pursuant to the provisions of Section 4(a), the Notice shall state under which section the Transfer is being made.

        3.     PURCHASERS' CO-SALE RIGHTS.

               (a) Each Purchaser shall have the right, exercisable upon written notice to Covalent Partners within seven (7) days after the Notice, to participate in such Transfer of Co-Sale Stock on the same terms and conditions. Such notice shall indicate the number of shares of Common Stock such Purchaser wishes to sell under his or her right to participate. To the extent one of more of Purchasers exercises such right of participation in accordance with the terms and conditions set forth below, the number of shares of Co-Sale Stock that Covalent Partners may sell in the transaction shall be correspondingly reduced.

               (b) Each Purchaser may sell all or any part of that number of shares equal to the product obtained by multiplying (i) the aggregate number of shares of Co-Sale Stock covered by the Notice by (ii) a fraction the numerator of which is the number of shares of Co-Sale Stock owned by such Purchaser at the time of the Transfer and the denominator of which is the total number of shares of Co-Sale Stock owned by Covalent Partners and the Purchasers at the time of the Transfer.

               (c) Each Purchaser who elects to participate in the Transfer pursuant to this Section 3 (a "Participant") shall effect its participation in the Transfer by promptly delivering to Covalent Partners for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of shares of Common Stock which such Participant elects to sell.

               (d) The stock certificate or certificates that the Participant delivers to Covalent Partners pursuant to Section 3(c) shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Notice, and Covalent Partners shall concurrently therewith remit to such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participant exercising its rights of co-sale hereunder, Covalent Partners shall not sell to such prospective purchaser or purchasers



                                       2.
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any Co-Sale Stock unless and until, simultaneously with such sale, Covalent
Partners shall purchase such shares or other securities from such Participant on the same terms and conditions specified in the Notice.

               (e) The exercise or non-exercise of the rights of the Purchasers hereunder to participate in one or more Transfers of Co-Sale Stock made by Covalent Partners shall not adversely affect their rights to participate in subsequent Transfers of Co-Sale Stock subject to this Section 3.

               (f) If none of the Purchasers elect to participate in the sale of the Co-Sale Stock subject to the Notice, Covalent Partners may, not later than sixty (60) days following delivery of the Notice, enter into an agreement providing for the closing of the Transfer of the Co-Sale Stock covered by the Notice within thirty (30) days of such agreement on terms and conditions not materially more favorable to the transferor than those described in the Notice. Any proposed transfer on terms and conditions materially more favorable than those described in the Notice, as well as any subsequent proposed transfer of any of the Co-Sale Stock by Covalent Partners, shall again be subject to the co-sale rights of the Purchasers and shall require compliance by Covalent Partners with the procedures described in this Section 3.

        4. TRANSFERS BY A PURCHASER. If a Purchaser (other than a member of the Bedford Oak Group) (the "Transferring Purchaser") proposes to Transfer any shares of Co-Sale Stock then the Transferring Purchaser shall promptly give written notice (the "Notice") simultaneously to Covalent Partners and the other Purchasers at least fifteen (15) days prior to the closing of such Transfer. The Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the number of shares of Co-Sale Stock to be transferred, the nature of such Transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. In the event that the Transfer is being made pursuant to the provisions of Section 6(a), the Notice shall state under which section the Transfer is being made.

        5.     COVALENT PARTNERS' AND OTHER PURCHASERS' CO-SALE RIGHTS.

               (a) Covalent Partners and the other Purchasers shall have the right, exercisable upon written notice to the Transferring Purchaser within seven (7) days after the Notice, to participate in such Transfer of Co-Sale Stock on the same terms and conditions. Such notice shall indicate the number of shares of Co-Sale Stock Covalent Partners and such other Purchaser's wish to sell under their respective rights to participate. To the extent Covalent Partners and the other Purchasers exercise their rights of participation in accordance with the terms and conditions set forth below, the number of shares of Co-Sale Stock that such Transferring Purchaser may sell in the transaction shall be correspondingly reduced.

               (b) Each of Covalent Partners and the other Purchasers, respectively, may sell all or any part of that number of shares equal to the product obtained by multiplying (i) the aggregate number of shares of Co-Sale Stock covered by the Notice by (ii) a fraction, the numerator of which is the number of shares of Co-Sale Stock owned by such party at the time of the Transfer and the denominator of which is the total number of shares of Co-Sale Stock owned by Covalent Partners and the Purchasers at the time of the Transfer.



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               (c) If any of Covalent Partners and the other Purchasers elects to participate in the Transfer pursuant to this Section 5 (a "Participant"), such Participant or Participants shall effect their participation in the Transfer by promptly delivering to such Transferring Purchaser for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of shares of Co-Sale Stock which such Participant has elected to sell.

               (d) The stock certificate or certificates that the Participant or Participants delivers to such Transferring Purchaser pursuant to Section 5(c) shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Notice, and the Purchaser shall concurrently therewith remit to such Participant or Participants that portion of the sale proceeds to which each such Participant is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participant exercising its rights of co-sale hereunder, such Transferring Purchaser shall not sell to such prospective purchaser or purchasers any Co-Sale Stock unless and until, simultaneously with such sale, such Transferring Purchaser shall purchase such shares or other securities from each Participant whose shares the prospective purchaser refused on the same terms and conditions specified in the Notice.

               (e) The exercise or non-exercise of the rights of Covalent Partners or any Purchaser hereunder to participate in one or more Transfers of Co-Sale Stock made by a Purchaser shall not adversely affect the rights of Covalent Partners or such Purchaser that did not participate to participate in subsequent Transfers of Co-Sale Stock subject to this Section 2.

               (f) If Covalent Partners does not elect to participate in the sale of the Co-Sale Stock subject to the Notice, such Transferring Purchaser may, not later than sixty (60) days following delivery to the Company of the Notice, enter into an agreement providing for the closing of the Transfer of the Co-Sale Stock covered by the Notice within thirty (30) days of such agreement on terms and conditions not more materially favorable to the transferor than those described in the Notice. Any proposed transfer on terms and conditions materially more favorable than those described in the Notice, as well as any subsequent proposed transfer of any of the Co-Sale Stock by a Transferring Purchaser, shall again be subject to the co-sale rights of the Purchasers and shall require compliance by a Purchaser with the procedures described in this
Section 3.

        6.     EXEMPT TRANSFERS.

               (a) Notwithstanding the foregoing, the co-sale rights of the Purchasers and Covalent Partners shall not apply to (i) any transfer or transfers which, in the aggregate, over the term of this Agreement, amount to not more than twenty percent (20%) of the shares of Co-Sale Stock held by such transferring stockholder as of the date hereof (as adjusted for stock splits, dividends and the like), (ii) any transfer to a stockholder partner or member of, or any entity that controls, is controlled by or under common control with, Covalent Partners or a Purchaser, (iii) any pledge of Co-Sale Stock made pursuant to a bona fide loan transaction that creates a mere security interest, or (iv) any bona fide gift; provided that in the event of any transfer made pursuant to one of the exemptions provided by clauses (ii), (iii) and (iv), (A) Covalent Partners or



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the Purchaser shall inform the party holding the co-sale rights of such pledge, transfer or gift prior to effecting it and (B) the pledgee, transferee or donee shall furnish the Purchasers or Covalent Partners, as applicable, with a written agreement to be bound by and comply with all provisions of this Agreement. Except with respect to Co-Sale Stock transferred under clause (i) above (which Co-Sale Stock shall no longer be subject to the co-sale rights), such transferred Co-Sale Stock shall remain "Co-Sale Stock" hereunder, and such pledgee, transferee or donee shall be treated as a "Purchaser" or "Covalent Partners", as applicable, for purposes of this Agreement.

               (b) Notwithstanding the foregoing, the provisions of Section 3 and Section 5 shall not apply to the sale of any Co-Sale Stock to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

        7.     DRAG-ALONG RIGHTS

               (a) At any time prior to May 15, 2000, Covalent Partners will have the right (the "First Drag-Along Right") to require each Purchaser to sell or exchange, pursuant to an agreement entered into between Covalent Partners and any person or entity (the "Buyer"), up to forty percent (40%) of such Purchaser's total number of shares of Co-Sale Stock (the "Drag-Along Shares"), provided that the Purchaser receives a cash sum at least equal to the aggregate purchase price that it paid to acquire the total number of shares of Co-Sale Stock that it acquired (the "Purchase Price"); and

               (b) If Covalent Partners exercises the First Drag-Along Right, as described in Section 7(a), then at any time prior to May 15, 2000, Covalent Partners will have the right (the "Second Drag-Along Right") to require each Purchaser to sell or exchange, pursuant to an agreement entered into between Covalent Partners and the Buyer, up to the remainder of the Co-Sale Stock that it acquired (the "Remainder Shares"), provided that the agreement requires the Buyer to complete the purchase of the Remainder Shares within three (3) years from the date of the agreement at a purchase price of at least $6.00 per share as a floor within two (2) years from the date hereof, increasing at the rate $3.00 per share per year thereafter.

               (c) The exercise of the First Drag-Along Right and the purchase and sale of the shares resulting from the exercise of the First Drag-Along Right shall take place at the principal offices of Covalent Partners on the thirtieth
(30th) business day following the date of delivery of the notice of exercise of the First Drag-Along Right, or at such other place, on such other date, or both, as Covalent Partners and the Buyer shall agree upon in writing (the "Closing Date"). On or before the Closing Date, the Purchaser shall deliver the certificate(s) representing that number of its shares being sold to the Buyer in proper form for transfer in exchange for payment of the purchase price therefor, either by a wire transfer of immediately available funds to the respective bank accounts designated by the Purchasers or by certified or official bank check or checks, and shall take such other actions in their capacity as stockholders of the Company (including without limitation the voting of their shares in favor of any such transaction) necessary to effect such transaction. By delivering such certificate(s), the Purchaser shall be deemed to represent that the Buyer will receive good title to the securities transferred by



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them, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts.

               (d) The exercise of the Second Drag-Along Right and the option or warrant to purchase the shares resulting from the exercise of the Second Drag-Along Right shall take place at the principal offices of Covalent Partners on the thirtieth (30th) business day following the date of delivery of the notice of exercise of the Second Drag-Along Right, or at such other place, on such other date, or both, as Covalent Partners and the Buyer shall agree upon in writing (the "Option Date"). On or before the Option Date, the Purchaser shall deliver the Remainder Shares to an escrow agent, as agreed upon in writing by Covalent Partners and the Buyer, along with a form of stock assignment separate from certificate executed in blank and joint escrow instructions duly executed by the escrow agent, Purchaser and Buyer.

               (e) The First Drag-Along Right and Second Drag-Along Right established by Sections 7(a) and 7(b) shall terminate upon the earlier of (i) May 15, 2000, or (ii) a Change in Control.

        8.     PROHIBITED TRANSFERS.

               (a) In the event that a Purchaser or Covalent Partners should Transfer any Co-Sale Stock in contravention of the co-sale rights (the "Violating Party") under this Agreement (a "Prohibited Transfer"), each holder of the co-sale rights, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Violating Party shall be bound by the applicable provisions of such option.

               (b) In the event of a Prohibited Transfer, each holder of the co-sale rights shall have the right to sell to the Violating Party the type and number of shares of Common Stock equal to the number of shares the holder of the co-sale rights would have been entitled to transfer to the purchaser under
Section 3(b) or Section 5(b), as applicable, hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

                      (i) The price per share at which the shares are to be sold to the Violating Party shall be equal to the price per share paid by the purchaser to the Violating Party in such Prohibited Transfer. The Violating Party shall also reimburse each holder of the co-sale rights for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such holder's rights under Section 3 and
Section 5.

                      (ii) Within ninety (90) days after the date on which the holder of the co-sale rights received notice of the Prohibited Transfer or otherwise became aware of the Prohibited Transfer, such holder of the co-sale rights shall, if exercising the option created hereby, deliver to the Violating Party the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                      (iii) The Violating Party shall, upon receipt of the certificate or certificates for the shares to be sold by the holder of the co-sale rights, pursuant to this Section 6(b), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in
Section 8(b)(i), in cash or by other means acceptable to the Purchaser.



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        9.     REGISTRATION RIGHTS.

               (a) REGISTRATION OF THE SHARES. Promptly following its election of a controlling number of directors to the Board of Covalent, but no later than February 29, 2000 (the "Registration Date") Covalent Partners or any of its current managing members will cause the Company to file a registration statement under the Securities Act covering the registration of the re-sale of the Shares held by the Purchasers. All registration expenses incurred in connection with any registration pursuant to this Section 9(a) hereof shall be borne by the Company. All selling expenses relating to securities so registered shall be borne by the Purchasers of such securities pro rata each on the basis of the number of Common Stock so registered on their behalf.

        10.    AGREEMENT TO VOTE.

               (a) AGREEMENT TO VOTE. On all matters submitted to a vote of the holders of capital stock of the Company, the Purchasers agree to vote all Shares held by them (i) in accordance with those voted by Covalent Partners and/or any of its managing members on behalf of Covalent Partners and (ii) to elect Harvey Eisen or his designee to the Board of Directors of the Company at each annual or special meeting of the stockholders and each written consent of stockholders after the date hereof. If Covalent Partners ceases to operate as an entity during the term of this Agreement, the Purchasers agree to vote all Purchaser shares held by them in accordance with those voted by Dr. Richard D. Propper.

               (b) SUCCESSORS. The provisions of this Section 10 shall be binding upon the successors in interest to any of the Shares. The Purchasers shall not transfer any of the Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Purchaser, as applicable.

               (c) OTHER RIGHTS. Except as provided by this Agreement or any other agreement entered into in connection with the Transaction, each Purchaser shall exercise the full rights of a holder of capital stock of the Company with respect to the Purchaser Shares, respectively.

               (d)    LEGEND.

                      (i) Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Purchaser Shares the following restrictive legend (the "Legend"):

               "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH



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               VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS
               CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

                      (ii) The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Purchaser Shares theretofore represented by a certificate carrying the Legend.

               (e) TERM. The provisions of this Section 10 shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

                      (i) Immediately prior to a lawful sale of the Common Stock by the Purchaser in the public market (NASDAQ);

                      (ii) the occurrence of a Change in Control; provided that this Section 10(d)(ii) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company;

                      (iii) the date as of which the parties hereto terminate this Agreement by written consent of a majority in interest of the Purchasers and Covalent Partners; or

                      (iv) ten (10) years from the date of this Agreement.

        11.    MISCELLANEOUS.

               (a) SPECIFIC PERFORMANCE. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

               (b) APPLICABLE LAW, JURISDICTION AND VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflict of laws principles. Any disputes under this Agreement shall be subject to the exclusive jurisdiction and venue of the California state courts and the Federal courts located in San Diego County, California, and the parties hereby consent to the personal and exclusive jurisdiction and venue of these courts.

               (c) AMENDMENT. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either



                                       8.

retroactively or prospectively), only by the written consent of (i) Covalent Partners and (ii) the Purchaser.

               (d) TERM. This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

                      (i) the date of the closing of a registration statement filed with the Securities and Exchange Commission, and declared effective under the Securities Act of 1933, as amended, pursuant to Section 9(a) hereof;

                      (ii) the occurrence of a Change in Control; or

                      (iii) the date as of which the parties hereto terminate this Agreement by written consent of a majority in interest of the Purchasers and Covalent Partners.

               (e)    LEGEND.

                      (i) Each certificate representing shares of Co-Sale Stock now or hereafter owned by the Purchasers and Covalent Partners or issued to any person in connection with a transfer pursuant to Section 6(a) hereof shall be endorsed with the following legend:

               "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN CO-SALE AGREEMENT BY AND BETWEEN COVALENT PARTNERS, LLC AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY."

                      (ii) The Purchasers and Covalent Partners agree that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 11(e)(i) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement

               (f) ASSIGNMENT OF RIGHTS. This Agreement constitutes the entire agreement between the parties relative to the specific subject matter hereof. Any previous agreement among the parties relative to the specific subject matter hereof is superseded by this Agreement. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

               (g) NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written



                                       9.

verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

               (h) SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

               (i) ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

               (j) ENTIRE AGREEMENT. This Agreement and the Exhibits hereto, along with the Promissory Note, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

               (k) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]



                                      10.

        The foregoing STOCKHOLDER AGREEMENT is hereby executed as of the date first above written.

COVALENT PARTNERS:                           PURCHASERS:

COVALENT PARTNERS, LLC
                                             -----------------------------------


By:                                          By:
   --------------------------------             --------------------------------

Name:                                        Name:
     ------------------------------               ------------------------------

Title:                                       Title:
      -----------------------------                -----------------------------



                     SIGNATURE PAGE TO STOCKHOLDER AGREEMENT

                                    EXHIBIT A

                               LIST OF PURCHASERS




                                       2.